UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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B. RILEY PRINCIPAL MERGER CORP. II

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In connection with the previously announced potential business combination (the “business combination”) between B. Riley Principal Merger Corp. II (the “Company”) and Eos Energy Storage LLC (“Eos”), on August 31, 2020, Eos issued a press release announcing, among other things, an update on the potential business combination between Eos and the Company, which is filed herewith as soliciting material.

Eos Energy Storage Provides Business and Transaction Update

Announcement of Orders for 1 GWh and 500 MWh Energy Storage Projects

Announcement of $10 Million Investment from Strategic Partner

Update on Potential Business Combination Transaction with BRPM II

EDISON, N.J. August 31, 2020 -- Eos Energy Storage (“Eos”), a leading manufacturer of safe, low-cost, and long-duration zinc hybrid cathode (Znyth™) battery energy storage systems, today announced three business updates and additional details regarding the potential business combination transaction (the “business combination”) with B. Riley Principal Merger Corp. II (NYSE: BMRG, BMRG WS, BMRG.U) (“BRPM II"), a special purpose acquisition company sponsored by an affiliate of B. Riley Financial, Inc. (Nasdaq: RILY) (“B. Riley Financial”), announced on June 24, 2020.

Joe Mastrangelo, Chief Executive Officer of Eos, said, “This is an exciting time for Eos. We are pleased to announce orders to deliver 1.5 GWh of our battery energy storage solution, which will be manufactured in the USA at HI-POWER, our state of the art joint venture multi-gigawatt manufacturing facility, co-owned with Holtec International (“Holtec”), located in Pittsburgh. We have further deepened our relationship with Holtec through their additional investment in Eos. We continue to make progress with our business combination with BRPM II, and we are on track to imminently execute a definitive agreement.”

Joe Mastrangelo, added, “The business combination will allow Eos to achieve its long-term potential and fuel our mission. Our groundbreaking aqueous zinc battery technology is well-positioned to be a leading solution to meet short-term and long-term demand for safe, sustainable, and scalable long-duration clean energy.”

Strategic Agreement for 1 GWh Energy Storage Project with International Electric Power

Eos announced today that it has entered into a binding agreement to supply 1 GWh of standalone battery energy storage systems (“BESS”) to International Electric Power, LLC (“IEP”) for grid connected projects with the Electric Reliability Council of Texas (“ERCOT”). Eos will manufacture, design and deliver multiple integrated AC BESS solutions starting in the third quarter of 2021.

IEP has entered into this partnership with Eos to help lead the long duration energy storage transition to new, safer and more reliable alternative technologies to lithium-ion. IEP also benefits from Eos’ minimal auxiliary power requirements (HVAC systems are not required) and simple operations and maintenance throughout the equipment’s 20 year life expectancy. IEP aims to identify key locations to build these storage projects to maximize revenue streams in the ERCOT market.

“ERCOT is an important and growing market for energy storage. Long term energy storage will help mitigate massive investments that are needed in transmission facilities to relieve congestion,” commented Balki G. Iyer, Chief Commercial Officer of Eos. “We are very excited to be partnering with a high quality developer such as IEP on this important project. Our zinc batteries offer the perfect solution to address the project’s needs. We are particularly proud to announce that we will be supplying the entire 1 GWh from batteries sourced and manufactured here in the USA.”

Peter Dailey, Chief Executive Officer of IEP commented, “ERCOT offers perhaps the most interesting opportunity for battery plays in the United States, including hourly energy arbitrage, ancillaries and congestion revenue rights. IEP is pleased to announce this relationship with Eos, which offers some of the best utility scale battery technology in the market.”

IEP is a technology agnostic power producer which seeks to build, own and operate a portfolio of generation assets that offer investors attractive financial returns. IEP’s core competencies in asset operations and optimization, energy market analysis and contracting, and project financing and deal execution, enables it to manage all aspects of a transaction.

500 MWh Long Duration Energy Storage Project with Carson Hybrid Energy Storage

Eos announced that it has entered into an agreement to supply Carson Hybrid Energy Storage, LLC (“CHES”) with 500 MWh of integrated AC BESS. Eos will manufacture, design and deliver its zinc-based battery solutions to CHES starting in the first quarter of 2023. These safe, sustainable, long duration battery solutions will be used in parallel with existing power generation and substation architecture to store renewable energy generated capacity, and to provide power quality and better resilience to the California Power Grid.

“The recent rolling blackouts in California call for another transformation in energy, this time related to supply. We believe long duration energy storage is going to play a pivotal role in this transformation over the next three to five years,” commented Balki G. Iyer. “Eos is delighted to be partnering with an innovator such as CHES, which is seeking to build this project to provide solutions around a premium zone in Los Angeles. Eos’s zinc batteries are non-flammable, built with environmentally friendly materials, and are manufactured right here in the USA. They are a perfect fit for addressing the need which we have seen from some of our recent projects in California on a smaller scale.”

Peter Reardon, President of CHES, commented, “California needs fire safe, large scale energy storage located in our cities and towns to provide grid reliability as we move towards our zero carbon future. The recent blackouts showed that California cannot rely on out of state imports during climate induced heat waves affecting regions and not individual states. CHES is committed to developing safe energy storage solutions located in the Los Angeles basin. We seek to partner on this project and a second project with LA’s Load Serving Entities (LSE) that value our safe, city based product. With support from Southern California Edison, we are going to maximize the benefit of an existing interconnect to allow for this important energy storage resource to be located in the Los Angeles basin. Choosing Eos was easy, as their zinc aqueous technology is safe from fire, made in the USA, and provides green jobs. We will implement a pilot 1 MW behind the meter project in the Los Angeles basin in 2021 and then scale rapidly.”

Headquartered in California, CHES operates under the California Independent System Operator Corporation (“CAISO”) tariff as a grid connected generator.

Investment from Strategic Partner

Eos announced a new investment from strategic partner Holtec. Following the prior investment of $12 million, Holtec is investing an additional $10 million to help support the acceleration of the order book over the last several months. If the potential business combination with BRPM II is consummated, the terms of Holtec’s additional $10 million investment are expected to be consistent with the terms of the private investment into public equity that was announced in conjunction with the proposed business combination on June 24, 2020.

“We believe Eos is well-positioned as the leading energy storage system alternative to lithium-ion. We are excited to further strengthen our relationship through our investment, and look forward to participating in their future growth as an investor, a manufacturing partner, and as a future customer,” said Dr. Kris Singh, President and CEO of Holtec International.

Holtec is a privately-held supplier of equipment and systems for the energy industry. In September 2019, Eos and Holtec announced the formation of HI-POWER, LLC, a multi-gigawatt manufacturing joint venture to produce Eos’ next generation of aqueous zinc batteries. The state-of-the-art HI-POWER manufacturing facility is located in Pittsburgh, PA.

Business Combination Transaction Update

On June 24, 2020, Eos and BRPM II announced the execution of a letter of intent for a business combination transaction, which would result in Eos becoming a public reporting company.

Eos and BRPM II anticipate executing a definitive agreement for the business combination imminently. If the definitive agreement for the business combination is executed as anticipated, the potential business combination is expected to be completed during the fourth quarter of 2020, subject to certain closing conditions, including but not limited to approval of the business combination by BRPM II’s stockholders and other customary closing conditions.

”We are pleased with our steady progress to enter into a definitive agreement for a business combination of BRPM II and Eos,” said Dan Shribman, Chief Executive Officer and Chief Financial Officer of BRPM II and Chief Investment Officer of B. Riley Financial. ”We believe the business combination will serve as the catalyst to accelerate the growth of Eos’ disruptive technology. We look forward to sharing our full business plan with the market shortly.”

About Eos Energy Storage

At Eos, we are on a mission to accelerate clean energy by deploying stationary storage solutions that can help deliver the reliable and cost-competitive power that the market expects in a safe and environmentally sustainable way. Armed with a patent for a membrane-free zinc battery technology, Eos has been pursuing this opportunity since 2008 when it was founded. Eos Energy Storage has 10+ years of experience in battery storage testing, development, deployment, and operation. The Eos Aurora® system integrates the Company’s aqueous, zinc battery technology (Znyth®) to provide a safe, scalable, and sustainable alternative to Lithium Ion.

To learn more about Eos, please visit: https://eosenergystorage.com.

About B. Riley Principal Merger Corp. II

B. Riley Principal Merger Corp. II (NYSE: BMRG, BMRG WS, BMRG.U) (“BRPM II”) is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, and is sponsored by an affiliate of B. Riley Financial, Inc. (Nasdaq: RILY). BRPM II is focused on pursuing a business combination with established businesses with an aggregate enterprise value of approximately $400 million to $1 billion that would benefit from access to public markets and the operational and strategic expertise of B. Riley’s management team and board of directors. For more information, visit https://brileyfin.com/principalmergercorp.

Additional Information and Where to Find It

If a legally binding definitive agreement is entered into, a full description of the terms of the business combination will be provided in a proxy statement for the stockholders of BRPM II (the “Business Combination Proxy Statement”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Investors and security holders of BRPM II are advised to read, when available, the preliminary Business Combination Proxy Statement and the definitive Business Combination Proxy Statement, and any amendments thereto, because these documents will contain important information about BRPM II and the proposed business combination. The definitive Business Combination Proxy Statement will be mailed to BRPM II’s stockholders of record as of a record date to be established for the special meeting of stockholders relating to the proposed business combination. Stockholders will also be able to obtain copies of the Business Combination Proxy Statement, without charge, once available, at the SEC's website at www.sec.gov or by directing a request to: B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, by telephone at (800) 846-5050 or by email at prospectuses@brileyfbr.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside BRPM II’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of BRPM II to enter into a definitive agreement with respect to the proposed business combination with Eos or to complete the contemplated business combination; matters discovered by BRPM II or Eos as they complete their respective due diligence investigation of the other; the risk that the approval of the stockholders of BRPM II for the potential business combination or any other closing condition is not obtained; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in BRPM II’s trust account following any redemptions by BRPM II stockholders, competition, and the ability of the combined company to grow, manage growth profitably and retain its key employees; the ability to meet NYSE’s listing requirements following the consummation of the business combination; costs related to the proposed business combination; the risk that the potential business combination disrupts current plans and operations; and those factors discussed in BRPM II’s registration statement for the initial public offering filed with the SEC. BRPM II does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

BRPM II and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination described herein under the rules of the SEC. Information about the directors and executive officers of BRPM II and a description of their interests in BRPM II will be contained in the Business Combination Proxy Statement when it is filed with the SEC. This document can be obtained free of charge from the sources indicated above.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of BRPM II, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contact

For Investor Relations, please contact Ed Yuen at ir@eosenergystorage.com.

For Media Relations, please contact Balki G. Iyer at media@eosenergystorage.com.

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